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                   STRATEGIC ALLIANCE AND MARKETING AGREEMENT

     This Strategic Alliance and Marketing Agreement (the "Agreement") is made as of this 27th day of September, 1999 (the "Effective Date") by and between OFFICE.COM INC., a Delaware corporation ("Office.com") and ROWECOM INC., a Delaware corporation ("RoweCom").

  WHEREAS, Office.com is developing a destination web site for small to medium-sized businesses (together with any successor sites, the "Office.com Site" as further defined below); such site is to provide online news, easy-to-use tools, and other services on the Internet;

  WHEREAS, RoweCom provides business-to-business electronic commerce services to businesses and not-for-profit institutions interested in purchasing subscriptions, books and other knowledge products and services of a professional nature and, in connection therewith, RoweCom collaborates with such entities to enhance existing intranet networks to enable such entities to purchase subscriptions, books and other knowledge products and services via their intranets; and

  NOW, THEREFORE, in consideration of the promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, Office.com and RoweCom agree as follows:

1. DEFINITIONS

  1.1. DEFINED TERMS. For purposes of this Agreement, the following terms have the respective meanings set forth below:

     a. GROSS MARGIN means the aggregate amount received by RoweCom on an Initial Order or a Renewal Order, less: (i) payments to third-party
                                          ----
        publishers or strategic partners in generating such Order, (ii) credits, refunds and allowances separately and actually credited to customers in connection with such Order for defective, damaged, outdated, and returned or cancelled RoweCom Titles; (iii) offered and taken trade and cash discounts, rebates, trade commissions and distribution fees in amounts customary to the trade and as required to do business in the country in which they are made; and (iv) sales, excise, use, turnover, inventory, value-added and similar taxes and duties, not including net income tax. Gross Margin shall not include special outbound packing, transportation, insurance, and handling charges, separately billed to the customer or prepaid.

     B. HTML means hypertext mark-up language.

     C. INITIAL ORDER means an initial order for a RoweCom Title placed by an Office.com Customer through the RoweCom kStore.

     D. KNOWLEDGE PRODUCTS means any magazines, books, journals, subscriptions, serials, market research reports, or other publications, embodied in paper or electronic media.

     E. LAUNCH DATE means the date on which the RoweCom kStore is substantially complete and functional in all material respects for Office.com Customers or
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        potential Office.com Customers, and in no event shall be later than the date of the Office.com Site Launch, scheduled for one (1) month after the Effective Date of this Agreement. RoweCom will assist Office.com in the launch of the RoweCom kStore, integrated with Office.com's SPIM, at the time of such Office.com Site Launch.

     F. OFFICE.COM CHANNEL means all marketing and distribution channels including but not limited to the Office.com Site, affinity group web sites created by Office.com during the Term hereof, and direct marketing and other marketing and distribution channels related to the Office.com Site and utilized by Office.com.

     G. OFFICE.COM CONTENT means any materials provided by Office.com to RoweCom in connection with this Agreement, including any Office.com logos or images, the SPIM, and related materials.

     H. OFFICE.COM CUSTOMER means any person or entity that orders at least one
        (1) RoweCom Title through the RoweCom kStore.

     I. OFFICE.COM SITE means (1) the web site and pages that a user's web browser will generate as a result of requesting URLs in the "office.com" Internet domain, other than such pages intended for testing, development, or other internal purposes; and (2) any web pages or sites that are replacements for such web pages or site.

     J. OFFICE.COM SITE LAUNCH means the point in time when the Office.com Site is first made available for use by the general public via the public Internet.

     K. INTELLECTUAL PROPERTY means the respective patents, trade secrets, copyrights, trademarks, industrial designs and other intellectual property of the parties, including without limitation the RoweCom Trademarks, the Office.com Trademarks, related sales collateral, RoweCom Content, and any such Intellectual Property contained in the RoweCom kStore, Office.com Content, and/or the Office.com Site.

     L. RENEWAL ORDER means the renewal of an Initial Order.

     M. ROWECOM CONTENT means the list of all RoweCom Titles provided through the RoweCom kStore, as updated by RoweCom from time to time, but excluding any Office.com Content. Subject to Section 3.2(g) below, RoweCom shall have and retain sole editorial discretion over RoweCom Content.

     N. ROWECOM KSTORE means a customized, co-branded Office.com/RoweCom web site prepared by RoweCom and subject to the joint approval of Office.com and RoweCom. The RoweCom kStore will contain a catalog of RoweCom Titles, order processing, and other features, and will have a URL address determined by RoweCom.

     O. ROWECOM TITLE means any Knowledge Product that RoweCom is authorized by a publisher to sell and that is listed in the RoweCom kStore, as updated from time to time.

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     P. TERM means the period beginning on the Effective Date and ending upon expiration or termination of this Agreement, as set forth in Section 7 hereto.

     Q. TRADEMARK means names, trademarks, services marks, trade names, labels, logos, designs or other designations and all goodwill associated therewith. The RoweCom Trademarks are set forth in Exhibit B (hereby
                                                            ---------
        incorporated by reference), as may be updated by RoweCom from time to time. The Office.com Trademarks are set forth in Exhibit C (hereby
                                                          ---------
        incorporated by reference), as may be updated by Office.com from time to time.

     R. URL means uniform resource locator.

1.2. OTHER DEFINED TERMS. Each of the following terms have the meanings ascribed to it in the section set forth opposite such term:

          AGREEMENT          Preamble

          AUDITED PARTY      Section 4.3

          AUDITING PARTY     Section 4.3

          BUY BOXES          Section 2.1

          CONFIDENTIAL
          INFORMATION        Section 6.1

          DHTML              Section 2.1

          DISCLOSING PARTY   Section 6.1

          EFFECTIVE DATE     Preamble

          INDEMNITOR         Section 8.3(a)

          INDEMNITEES        Section 8.3(a)

          INITIAL TERM       Section 7.1

          LOSSES             Section 8.3(a)

          OFFICE.COM         Preamble

          OFFICE.COM LINK
          FILE               Section 2.2

          OFFICE.COM DIRECT
          COMPETITOR         Section 3.5 and Exhibit D (hereby incorporated
                                             ---------
                             by reference)
          QUARTERLY
          STATEMENT          Section 4.2

          ROWECOM            Preamble

          ROWECOM DIRECT
          COMPETITOR         Section 3.5 and Exhibit D
                                             ---------

                                       3
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          ROWECOM LINK FILE  Section 2.1

          RECIPIENT          Section 6.1

          VERTICAL
          NAVIGATION BAR     Section 2.1


2. LINKAGE

2.1. SITE LINKS TO THE ROWECOM KSTORE. Subject to the terms of this Agreement but in no event later than December 15, 1999, provided that the RoweCom kStore is completed and functional in all material respects for the Office.com Site Launch, Office.com will place a hypertext link to a page within the RoweCom kStore within the second sub-level of the hierarchical dynamic HTML ("DHTML") site navigation display appearing on the upper left corner of each page (the "Vertical Navigation Bar") of the Office.com Site. Office.com shall have the right to change the appearance and/or functionality of the Vertical Navigation Bar, as is more fully set forth in
     Section 3.12, provided that, during the Term hereof, Office.com shall provide a hypertext link of equivalent prominence (in Office.com's reasonable determination) to a page within the RoweCom kStore. In addition and not in lieu of the foregoing, the RoweCom kStore may also be accessible through links from purchasing and online transaction opportunities for contextually relevant items in selected product categories ("Buy Boxes"), located on the Office.com Site, the size, number and placement of which shall be within Office.com's sole discretion. RoweCom shall provide the textual and/or graphic content, when applicable, of these links to Office.com as one or more computer-readable files in an Internet standard file format (such files being, collectively, the "RoweCom Link File").

2.2. SITE LINKS TO THE OFFICE.COM SITE. Subject to the terms of this Agreement but in no event later than the Launch Date, RoweCom will place a hypertext link to the Office.com Site, with a URL address determined by Office.com, from each page of the RoweCom kStore, the location, size and placement of which link shall be mutually agreed to by the parties. Office.com will provide the textual and/or graphic content, when applicable, of these links to RoweCom as one or more computer-readable files in an Internet standard file format (such files being, collectively, the "Office.com Link File").

2.3. EXPENSES. Each party shall be responsible for its own expenses in performing its obligations under this Agreement.

3. OBLIGATIONS OF THE PARTIES.

3.1. Office.com Obligations. Subject to the terms of this Agreement, Office.com shall:

     a. Assign an account executive for RoweCom kStore implementation, and to act as an Office.com contact for the daily operations of the RoweCom kStore;

     b. Provide one or more hypertext links from the Office.com Site to the RoweCom kStore as set forth in Section 2.1 of this Agreement;

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     C.   List RoweCom as a partner on the Office.com Site in the same manner as
          Office.com lists its other partners on the Office.com Site, and, upon mutual agreement by both parties, in advertising, promotional, and/or publicity materials;

     D. Make payments to RoweCom, and provide Quarterly Statements, in accordance with Section 4 hereof for all advertising within the RoweCom kStore.

     E. Market and sell advertising on the RoweCom kStore, and collect revenues for such advertising.

3.2. ROWECOM OBLIGATIONS. Subject to the terms of this Agreement, RoweCom shall:

     a. At RoweCom's expense, develop, host, maintain, and integrate Office.com's SPIM into, the RoweCom kStore, subject to the approval of the parties;

     B. Assign an account executive for RoweCom kStore implementation, and to act as Office.com's primary contact for the daily operations of the RoweCom kStore;

     C. Provide hypertext links from the RoweCom kStore to the Office.com Site as set forth in Section 2.2 of this Agreement;

     D. Process Initial Orders and Renewal Orders received from Office.com Customers, collect amounts from such Office.com Customers, comply with all applicable laws and regulations, fulfill Initial Orders and Renewal Orders, process address changes for Office.com Customers, and provide customer service on Initial Orders and Renewal Orders consistent with the terms set forth in Exhibit E (hereby incorporated
                                                 ---------
          by reference), including but not limited to assigning a customer service representative to provide customer support and respond to claims from Office.com Customers;

     E. Provide, to the extent permitted by applicable laws and regulations, information to Office.com regarding Office.com Customers, Initial Orders and Renewal Orders in accordance with the terms of this Agreement, including but not limited to names, addresses, telephone numbers, email addresses, and product purchase information;

     F. Honor the policy regarding cancellations and refunds provided by the publisher of the applicable RoweCom Title, provided that RoweCom reserves its right to change its policy regarding refunds and cancellations and will promptly and conspicuously post on the RoweCom kStore, and promptly provide written notice to Office.com of, any such change(s);

     g. Perform title searches for additions to RoweCom Content and use its best efforts to add to RoweCom Content a particular Knowledge Product requested by Office.com or an Office.com Customer or potential Office.com Customer within three (3) business days of such request. From time to time during the Term, RoweCom may, at its sole discretion, make corrections, enhancements, revisions, updates, upgrades and other changes to RoweCom Content unrelated to any requests by Office.com or Office.com Customers. In the event that (1) RoweCom cannot or will not add requested materials to the RoweCom Content within the time specified above, or (2) RoweCom ceases to offer a particular RoweCom Title, Office.com shall be

                                       5
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          entitled to contract directly with the publisher or any other provider of such Knowledge Product for the right to offer such titles on or through the Office.com Site, provided that, Office.com shall provide at least seven (7) days advance written notice of such intent to seek such Knowledge Product from a publisher or other third party provider.

     H. No later than the launch of version 4.0 of the RoweCom kStore (which RoweCom intends to enable by December 15, 1999, and shall in any event enable no later than January 15, 2000), provide discounts on all Knowledge Products (other than market research reports and RoweCom's 800 most popular titles) ordered by Office.com Customers in accordance with RoweCom's then-current pricing and discounts, including, as applicable, providing the lowest price available on all large circulation and general interest magazines sold through the RoweCom kStore;

     I. Provide technical support to Office.com in connection with the installation, operation, and maintenance of the RoweCom kStore; and

     j. Make payments, and provide Quarterly Statements, to Office.com in accordance with Section 4 hereof for all Initial Orders and Renewal Orders.

3.3. DEVELOPMENT: RoweCom and Office.com shall cooperate in good faith with regard to (a) implementation of the RoweCom kStore, (b) linking the RoweCom kStore to the Office.com Site, (c) conformance of the RoweCom kStore with Office.com's proprietary SPIM, (d) the development of a RoweCom kStore 4.0 design, and (e) such other matters as the parties agree to address jointly.

3.4. LICENSES.

     a. LICENSES TO OFFICE.COM. Subject to the terms set forth herein, RoweCom hereby grants to Office.com:


          (1) a limited, world-wide, non-exclusive, non-transferable, non-assignable (except as set forth in Section 9.3), royalty-free right and license (excluding the right to sublicense) to store, copy, distribute, transmit, adapt, and display the RoweCom kStore, RoweCom Content, and the RoweCom Link File as delivered under Section 2.1 solely to (i) market, promote, and offer RoweCom Content to Office.com Customers or potential Office.com Customers through Office.com Channels, (ii) to market and promote the Office.com Site generally, subject to the terms of this Agreement and particularly Section 3.6 hereof, and (iii) comply with Office.com's obligations under Section 3.1 of this Agreement;

          (2) a limited, world-wide, non-exclusive, non-assignable (except as set forth in Section 9.3), royalty-free right and license (excluding the right to sublicense) to use the RoweCom Trademarks solely to promote and market the RoweCom kStore and RoweCom Content in accordance with the terms of this Agreement. Upon reasonable notice from RoweCom, Office.com shall permit RoweCom to visit all locations on the Internet where Office.com delivers services using the RoweCom Trademarks to ensure that (a) such services are delivered in a manner consistent with the

                                       6
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               service standards employed by RoweCom and (b) the RoweCom
               Trademarks used in connection with such services are in compliance with the specifications provided to Office.com from time to time. It is understood that, under certain circumstances, Office.com may need third party consents to effectuate the visitation by RoweCom. In such circumstances, Office.com will work with RoweCom to facilitate the review of the usage of the RoweCom Trademarks.

     B. LICENSE TO ROWECOM. Subject to the terms set forth herein, Office.com hereby grants to RoweCom a limited, world-wide, non-exclusive, non-assignable (except as set forth in Section 9.3), royalty-free right and license (excluding the right to sublicense) to use the Office.com Trademarks and Office.com Content (excluding the SPIM) solely to (i) promote and market the RoweCom kStore and the RoweCom Content in accordance with the terms of this Agreement, and (ii) to comply with its obligations under Section 3.2 of this Agreement. RoweCom agrees that, upon reasonable notice from Office.com, RoweCom shall permit Office.com to visit all locations on the Internet where RoweCom delivers services using the Office.com Trademarks to ensure that (1) such services are delivered in a manner consistent with the service standards employed by Office.com and (2) the Office.com Trademarks used in connection with such services are in compliance with the specifications provided to RoweCom from time to time. It is understood that, under certain circumstances, RoweCom may need third party consents to effectuate the visitation by Office.com. In such circumstances, RoweCom will work with Office.com to facilitate the review of the usage of the Office.com Trademarks.

     C. RESTRICTION ON USE OF CONFIDENTIAL INFORMATION  Nothing in this Section
        3.4 shall allow either party to use the other party's Confidential Information beyond the limitations on such use set forth in Section 6 below.

3.5. EXCLUSIVITY. Subject to Section 7.2(d), it is hereby understood and agreed by the parties that RoweCom shall be the exclusive provider of those Knowledge Products set forth on Exhibit A attached hereto (and hereby
                                     ---------
     incorporated by reference) under the caption "Knowledge Products Provided by RoweCom and Subject to Exclusivity", and a non-exclusive provider of all other Knowledge Products for the Office.com Site. Subject to the terms of
     Section 3.2(g), during the Term of this Agreement, Office.com agrees not to enter into a similar arrangement or agreement for linking, co-branding, development and integration of the Office.com Site with any RoweCom Direct Competitors (as defined in Exhibit D) for the provision of those Knowledge
                                ---------
     Products set forth on Exhibit A, through the Office.com Site, provided
                           ---------
     however that nothing in this Agreement shall prevent Office.com from (a) accepting banners, sponsorships and advertising from any third party on the Office.com Site, including a RoweCom Direct Competitor, so long as such banners, sponsorships, and advertising do not specifically reference those Knowledge Products subject to the exclusivity provisions as set forth on Exhibit A, and (b) offering, selling, promoting, and/or marketing
     ---------
     discounted or trial subscriptions to Office.com Customers or potential Office.com Customers for all Knowledge Products published by up to twenty
     (20) publishers per one (1) year period that this Agreement is in effect. Nothing herein shall be deemed to similarly limit RoweCom from selling, promoting, marketing, or otherwise distributing Knowledge Products through other vendors or channels, provided, however, that during the first three
     (3) months of the

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     Term of this Agreement, RoweCom shall not make available any web site or other service that is linked, co-branded, developed, or integrated with any Office.com Direct Competitor (as defined in Exhibit D).


3.6. PUBLICITY. Neither party shall originate or cause to be issued any publicity or news release or otherwise make any public announcement or statements, written or oral, with respect to this Agreement or the terms hereof or the transactions contemplated hereby unless mutually agreed by the parties in writing (not be unreasonably withheld or delayed), provided that, each party may provide information to the extent required
     -------- ----
     under securities laws or other applicable laws or regulations, or governmental or court order. Neither party shall use the name of the other party or any adaptation thereof or any of such other party's Trademarks in any advertising, promotional or sales literature, or in any other form of publicity without prior written consent (which consent will not be unreasonably withheld or delayed) obtained from the other party in each case. Notwithstanding the foregoing, a party shall not be in breach of this
     Section 3.6 as a result of the incidental appearance of the other party's web site, Content, Link File, or Trademarks in any public demonstration of such party's web site or services generally.

3.7. OWNERSHIP AND USE OF OFFICE.COM CUSTOMER INFORMATION.

     A. RoweCom will tag each Office.com Customer or potential Office.com Customer who visits the RoweCom kStore in its customer database as an Office.com Customer. RoweCom will, at the end of each month of the Term, forward all data relating to Office.com Customers or potential Office.com Customers collected through the RoweCom kStore to Office.com.

     B. RoweCom will not proactively market to an Office.com Customer with any marketing message meant to drive the customer directly to the RoweCom kStore or any other web Site owned or operated by RoweCom or any third party; provided that this restriction will not apply to those Office.com Customers who have purchased a Knowledge Product from RoweCom through a channel other than the RoweCom kStore within the two
          (2) years prior to any such marketing activities conducted by RoweCom.

     C. RoweCom shall use commercially reasonable efforts to respect and maintain the privacy of Office.com Customers and potential Office.com Customers, shall keep information regarding Office.com Customers confidential, and shall not market, sell or otherwise provide access to a third party to any personally identifiable user data whatsoever. Each party is responsible for complying with applicable laws governing its use of such data.

3.8. INTELLECTUAL PROPERTY. Subject to the terms hereof, each party shall inform the other party of any changes in or additions to the informing party's Trademarks, and shall amend either Exhibit B or Exhibit C accordingly. Each
                                        ---------    ---------
     party shall use commercially reasonable efforts to correctly reference the other party's Trademarks and other proprietary rights in any marketing, advertising, promotional materials, sales literature or publicity permitted hereunder, as required by law or as reasonably requested by the other party. Each party's Trademarks and Confidential Information (as defined below) shall remain the sole and exclusive property of such party and the other party shall have no

                                       8
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      rights thereto, except as otherwise expressly provided herein, and the goodwill associated therewith shall inure to the benefit of the owner of such Trademark. Upon any expiration or termination of this Agreement, the license to use the Trademarks shall terminate. Except as otherwise expressly provided herein, nothing contained in this Agreement shall be deemed to transfer ownership of copyrightable material from one party to the other.

 3.9. CONTACT PERSONS. Each party shall designate a Partner Relations Manager whose name is set forth on the signature page to this Agreement to implement the obligations of each such party hereunder and to be available to respond to inquiries during the normal business hours of such party.

3.10. SALES COLLATERAL. Each party shall furnish at no cost to the other party reasonable quantities of promotional materials, such as sales literature and similar promotional material, relating to RoweCom Content, RoweCom Trademarks, and the Office.com Site, including such information as is necessary or appropriate for each party to formulate any marketing materials used in connection with marketing activities under this Agreement. Each party hereby grants to the other party a license during the Term to use such promotional materials solely for purposes of promoting the granting party, provided that, neither party shall edit, modify or otherwise alter the form or content of such promotional materials except as necessary to convert such promotional materials into analog or digital format.

3.11. SPIM LICENSING. Beginning no earlier than October 15, 1999 and continuing for a period no longer than six (6) months thereafter (unless otherwise agreed to in writing by the parties), the parties shall negotiate in good faith regarding RoweCom's possible use of Office.com's SPIM technology for integration with third parties who are not competitors of Office.com. The subject matter of such negotiations shall include, without limitation, discussion of (a) liability issues related to such licensing, and (b) issues related to support of the SPIM with respect to RoweCom and such third parties, if any. Notwithstanding the foregoing or any other provision of this Agreement, neither party shall be under any obligation to enter into any agreement with the other party regarding such use by RoweCom of the SPIM technology.


3.12. OPERATION OF THE OFFICE.COM SITE. Except as may be expressly provided otherwise in this Agreement, Office.com shall have sole and absolute discretion to determine all matters relating to the Office.com site including, without limitation, all technical, operational, financial, organizational, promotional, content, naming, appearance, availability, and business matters.


4.    PAYMENTS AND AUDITS

4.1.  PAYMENTS.

      A. PAYMENTS BY ROWECOM. Subject to the terms of this Agreement, RoweCom shall pay to Office.com, no later than fifteen (15) business days after the end of every alternate calendar month, an amount equal to that percentage of the Gross Margin

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          set forth in the table below corresponding to the number of RoweCom
          Titles sold to Office.com Customers for the preceding two-month period:

     ----------------------------------------------------------------------
        NUMBER OF ROWECOM TITLES SOLD       Percentage of Gross Margin
                                            payable by RoweCom to
                                            Office.com
     ----------------------------------------------------------------------
        1 to 100,000                        10%
     ----------------------------------------------------------------------
        100,001 to 200,000                  15%
     ----------------------------------------------------------------------
        200,001 to 400,000                  20%
     ----------------------------------------------------------------------
        400,001 or greater                  25%
     ----------------------------------------------------------------------

          All amounts paid by RoweCom pursuant to this Section 4.1(a) shall be cumulative. For example, if during any two-month calendar period, Office.com generated sales of 400,002 RoweCom Titles, then it would be entitled to receive a commission equal to: 10% of the Gross Margin on the first 100,000 RoweCom Titles sold, 15% of the Gross Margin on the next 100,000 RoweCom Titles sold, 20% of the Gross Margin on the next 200,000 RoweCom Titles sold, and 25% on the additional 2 RoweCom Titles sold.

     B. PAYMENTS BY OFFICE.COM. Subject to the terms of this Agreement, Office.com shall pay to RoweCom, no later than thirty (30) days after the end of each calendar month, an amount equal to twenty-four and one-half percent (24.5%) of all advertising revenue received by Office.com during the Term for the preceding calendar month for advertisements on the kStore, minus applicable expenses incurred in generating such advertising revenues including, but not limited to, standard agency commission fees, and sales, use, withholding or other taxes, quantity and cash discounts, bad debts, and collection fees. Such advertising revenues shall not include non-cash revenue arising from bartered advertising and house advertisements; provided that if Office.com barters advertising on the RoweCom kStore with a third party, RoweCom shall receive a credit for the equivalent value of such advertising, as reasonably determined by Office.com, that RoweCom may apply toward advertising on the Office.com Site, which advertising will link to the RoweCom kStore.

4.2. QUARTERLY STATEMENTS. Within fifteen (15) days after the end of each calendar quarter after the Effective Date and for as long as any amounts are due in accordance with this Section 4, each party shall submit to the other party (a) a detailed statement ("Quarterly Statement") that sets
                                            -------------------
     forth, with respect to the Quarterly Statement prepared by RoweCom, each Office.com Customer who placed an Initial Order or a Renewal Order for a RoweCom Title and the Gross Margin received by RoweCom on such order during such quarter then ended, and (b) with respect to the Quarterly Statement prepared by Office.com, the total amount of advertising revenue received by Office.com for the applicable period and the calculation of the amounts payable to RoweCom pursuant to Section 4.1(b).

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4.3. AUDITS. During the Term of this Agreement and for ninety (90) days thereafter, each party (for purposes of this Section 4.3 only, the "Auditing Party") shall have the right, not more than once in any twelve
      --------------
     (12)-month period, to have the relevant books and records of the other party (the "Audited Party") for the other party's immediately preceding
                 --------------
     financial year audited by an independent certified public accountant chosen by the Auditing Party, for the sole purpose of ascertaining the accuracy of the Audited Party's reports under this Agreement, including without limitation RoweCom's customer information reports to Office.com. Each party shall maintain accurate books and records relating to such matters. Such audits shall be scheduled within thirty (30) days following delivery of a notice by the Auditing Party to the Audited Party, and conducted during normal business hours, in a manner that does not unreasonably interfere with the Audited Party's normal business activities. The Auditing Party shall require the auditor to execute a confidentiality agreement, acceptable to the Audited Party, which shall prohibit the auditor from disclosing any information ascertained from the audit to any party, including the Auditing Party, for any purpose other than to confirm the accuracy of the Audited Party's reports or to advise the Auditing Party of any discrepancies discovered through the audit. In the event that any audit determines that the reported payments paid to the Auditing Party under this Agreement was less than the amount due to the Auditing Party, the Audited Party shall promptly pay the Auditing Party the amount of such underpayment and all accrued interest thereon from the date that such payment was due. In addition, if any audit determines that the reported payments paid to the Auditing Party under this Agreement was less than ninety percent (90%) of the actual amount due to the Auditing Party for the period in question, the actual out-of-pocket cost of such audit shall be borne by the Audited Party; otherwise, the cost of the audit shall be borne by the Auditing Party.

4.4. TAXES. All taxes and charges, other than income taxes, that may be imposed by any governmental taxing authority on any sales of RoweCom Titles pursuant to this Agreement shall be paid by the party assessed such taxes or charges.

5. REPRESENTATIONS AND WARRANTIES

5.1. AUTHORIZATION, ETC. Each party hereby represents and warrants to the other that: (a) it has the requisite power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby; (b) this Agreement has been duly authorized, executed and delivered by such party, constitutes the legal, valid and binding obligation of such party and is enforceable against such party in accordance with its terms, except to the extent such enforceability may be limited by bankruptcy, reorganization, insolvency or similar laws of general applicability governing the enforcement of the rights of creditors or by the general principles of equity (regardless of whether considered in a proceeding at law or in equity); and (c) to the best of its knowledge, it has provided the other party with the information known to it that materially affects the other party's ability to perform the other party's obligations under this Agreement.

5.2. NON-INFRINGEMENT. Each party hereby represents and warrants that (i) the provision by such party of Intellectual Property to the other party hereunder does not infringe upon or violate the intellectual property rights or any other rights of any third party or violate any applicable law or regulation; (ii) neither party has been charged or threatened with infringement or violation of any intellectual property right or any other rights of any person or entity in connection with the Intellectual Property provided by such party to the other party hereunder; (iii) the Intellectual Property and other information provided by each party (including without limitation, the RoweCom Content, the RoweCom kStore, the RoweCom Link File, the Office.com Link File, the RoweCom Trademarks, and Office.com Content) to the other party hereunder will not contain any defects, viruses, worms, date bombs, time bombs, or other code that is designed to damage, interrupt, or interfere with any software or data of the other party; and
     (iv) the RoweCom kStore and services provided to Office.com Customers therewith shall be conducted in a professional, timely and diligent manner, and shall comply with all applicable laws and regulations. In addition, RoweCom represents and warrants that the Intellectual Property and other information that is provided by RoweCom (including without limitation, the RoweCom Content, the RoweCom kStore, the RoweCom Link File, and the RoweCom Trademarks) to Office.com hereunder shall be year 2000 ready as set forth in RoweCom's Year 2000 Readiness Disclosure, which is attached as Exhibit F
                                                                       ---------
     (hereby incorporated by reference), and Office.com represents and warrants that the Intellectual Property and other information that is provided by Office.com (including without limitation the Office.com Link File and the Office.com Content) to RoweCom hereunder shall be year 2000 compliant.

5.3. THIRD PARTY RIGHTS. Each party represents and warrants to the other party that: (a) it is not bound by any agreement or obligation (and will not enter into any agreement or obligation) that could materially interfere with the performance of its obligations under this Agreement; and (b) no approval, authorization or consent of any governmental or regulatory authority is required to be obtained or made by it in order for it to enter into and perform its obligations under this Agreement.

5.4. DISCLAIMER. EXCEPT FOR THE WARRANTIES SET FORTH IN THIS SECTION 5, EACH PARTY DISCLAIMS ALL WARRANTIES WITH RESPECT TO THE PRODUCTS AND SERVICES CONTEMPLATED UNDER THIS AGREEMENT, INCLUDING IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE OR USE.

6.   CONFIDENTIALITY

6.1. CONFIDENTIAL INFORMATION. "Confidential Information" means all financial, business, marketing, operations, technical, and economic information, whether tangible or intangible, that is disclosed by either party (the "Disclosing Party") or any of Disclosing Party's suppliers, employees, contractors or customers to the other party (the "Recipient"), if such information is disclosed (i) in writing or by way of any other media that is marked as "confidential" or "proprietary" information; (ii) orally or visually, provided that, such oral or visual disclosure is followed by written confirmation by the Disclosing Party within three (3) business days of such disclosure; provided that (A) Confidential Information excludes any information or portion thereof that (1) was known to the Recipient before receipt thereof under this Agreement; (2) is disclosed to the Recipient by a third person who has a right to make such disclosure without any obligation of confidentiality to the Disclosing Party; (3) is or becomes generally known in the trade or to the public without violation of this Agreement by the Recipient; (4) is independently developed by the Recipient or Recipient's employees, agents, or contractors to whom the Disclosing Party's information was not disclosed; or (5) is approved in writing by the Disclosing Party for release; and (B) only the specific information that meets the exclusions shall be excluded, and not any other information that happens to appear in proximity to such excluded portions (for example, a portion of a document may be excluded without affecting the confidential nature of those portions that do not themselves qualify for exclusion); and (C) Confidential Information includes summaries and other materials prepared by or on behalf of a Recipient that restate, summarize or otherwise use any Confidential Information of a Disclosing Party except to the extent that such summaries and other materials qualify for exclusion under this Section.

6.2. NONDISCLOSURE AND LIMITATIONS ON USE. Each Recipient agrees (a) to keep secret and maintain the Confidential Information as confidential and to hold the Confidential Information in trust for the exclusive benefit of the Disclosing Party; (b) to use or copy the Confidential Information solely to perform its obligations under this Agreement; (c) to segregate the Confidential Information from the Recipient's other information and from that of third parties; (d) not to copy the Confidential Information unless necessary to perform services under this Agreement; (e) to notify promptly the Disclosing Party upon learning about any court order or other legal requirement that purports to compel disclosure of any Confidential Information and to cooperate with the Disclosing Party in the exercise of the Disclosing Party's right to protect the confidentiality of the Confidential Information before any tribunal or governmental agency; (f) not to disclose the Confidential Information to any person or entity not a party to this Agreement other than such of Recipient's contractors, agents or employees who (i) have a need to know the Confidential Information for a purpose permitted hereunder; and (ii) are apprised of the confidential nature of the Confidential Information; and (g) subject to Section 7.3b, to return promptly to the Disclosing Party or to destroy, at the option of the Disclosing Party and at any time upon the Disclosing Party's request, any and all materials containing Confidential Information. Each party shall (1) promptly notify the other party of any actual or suspected unauthorized use or disclosure of the other party's Confidential Information for a period of two years from the date of termination of this Agreement of which it has knowledge and will cooperate in the investigation of such unauthorized use or disclosure; (2) be liable for breaches of confidentiality by its employees, contractors or agents; and (3) include the other party's reasonable proprietary rights notices on any media or products embodying the other party's Confidential Information, including partial copies thereof. Nothing contained herein shall prevent a Recipient from disclosing the Disclosing Party's Confidential Information to any tribunal or governmental agency, so long as the notice in this Section 6.2 is promptly given; provided that, such disclosure shall not alter the status of such
            -------- ----
     information hereunder for all other purposes as Confidential Information unless and until such information is actually made public by the tribunal or agency.

6.3. Notwithstanding anything to the contrary herein, the RoweCom Content shall be considered Confidential Information of RoweCom, and data relating to Office.com Customers or potential Office.com Customers shall be considered Confidential Information of Office.com. RoweCom further acknowledges that the SPIM and the Standard Partner Registration Interface Model ("SPRIM"), and all SPIM- or SPRIM-related materials, are Confidential Information of Office.com; that such materials, as well as the Office.com Site are and shall remain the sole property of Office.com; and that RoweCom does not have nor will it acquire any rights therein by virtue of this Agreement. RoweCom shall not disclose any Confidential Information relating to the SPIM or SPRIM to any third party during the term hereof (except to subcontractors as necessary to fulfill its obligations hereunder, and in such event RoweCom shall require any such third party to execute a confidentiality agreement containing disclosure restrictions at least as strict as set forth this Section 6) or at any time thereafter.

7. TERM AND TERMINATION

7.1. Term. This Agreement shall commence upon the Effective Date and, subject to early termination pursuant to Section 7.2, shall continue in effect until the second anniversary of the Launch Date (the "Initial Term") and shall be automatically renewed for successive one (1) year periods after the expiration of the Initial Term unless either party provides the other party with written notice of its intent not to renew this Agreement at least ninety (90) days prior to the expiration of the then current term.

7.2. TERMINATION.

     A. BREACH. Either party may terminate this Agreement upon thirty (30) days' written notice to the other party if the other party breaches any of its material obligations under this Agreement and such breach remains uncured for a period of 30 days after receipt of such notice. Any notice given pursuant to this Section 7.2 must set forth with specificity the alleged material obligations breached by the other party.

     B.   Either party may terminate this Agreement pursuant to Section 9.2.

     C. This Agreement shall terminate automatically, with no further action by either party, if (i) a receiver is appointed for either party or its property, (ii) either party makes an assignment for the benefit of its creditors, (iii) any proceedings are commenced by, for or against either party under any bankruptcy, insolvency or debtor's relief law for the purpose of seeking a reorganization of such party's debts, and such proceeding is not dismissed within ninety (90) calendar days of its commencement, or (iv) either party is liquidated or dissolved.

     D. Either party (the "Terminating Party") may terminate this Agreement if the other party completes a sale of all or substantially all of such other party's assets, or any other transaction in which greater than fifty percent (50%) of such other party's voting securities are transferred, (a "Change of Control Transaction") to a Direct Competitor (as defined in Exhibit D) of the Terminating Party, by
                                    ---------
          giving such other party ninety (90) days advance written notice of intent to terminate within the forty-five (45) day period immediately following the earlier of either the effective date or the public announcement of the Change of Control Transaction.

     E. Notwithstanding any other provision of this Agreement, Office.com may, at any time following six (6) months after the Effective Date of this Agreement, initiate good faith discussions with RoweCom regarding the exclusive nature of this Agreement, by providing written notice to RoweCom stating Office.com's purposes for initiating such discussions, which purposes may include without limitation competitive and product-related issues. RoweCom shall, within thirty (30) days of receipt of such notification, provide to Office.com a written response setting forth the manner in which RoweCom intends to address Office.com's concerns. If the parties are unable to reach an agreement on the concerns raised by Office.com through good faith negotiations within forty-five (45) after the receipt by Office.com of RoweCom's written response, either party may amend this Agreement to a non-exclusive Agreement for the remainder of the then-current term.

7.3. EFFECT OF TERMINATION.

     A. THEN-CURRENT ORDERS. Upon termination of this Agreement, the provisions of Section 2, 3.1, and 3.2 regarding the obligations of each party shall terminate, provided, however, that (a) the parties
                                      --------  -------
          will continue to perform all obligations relating to pending Initial Orders or Renewal Orders in accordance with a schedule to be mutually agreed upon by the parties no later than thirty (30) days after the date of termination, and (b) RoweCom shall provide ongoing customer service to Office.com Customers at no less a level of service than it provides to other RoweCom customers.

     B. CONFIDENTIAL INFORMATION. Promptly after all obligations to existing customers are performed pursuant to clause (a) hereof, each party shall return to the other party or certify in writing to the other party that it has destroyed all documents and other tangible items it or its employees or agents have received from the Disclosing Party which constitute Confidential Information of the other party; provided, however, that for twelve (12) months following termination of this Agreement RoweCom may retain information regarding Office.com Customers, solely for the purposes of fulfilling RoweCom's customer support obligations set forth herein.

     C. OTHER OBLIGATIONS. The provisions of Sections 4.1 (Payments) and 4.2 (Quarterly Statements) (solely with respect to payment obligations accrued prior to termination); Section 4.3 (Audit Rights), Section 5 (Representations and Warranties), Section 6 (Confidentiality), Section 7 (Termination), Section 8 (Risk Allocation) and Section 9 (Miscellaneous) shall survive any expiration or termination of this Agreement.

7.4. TERMINATION/NONRENEWAL RIGHTS ABSOLUTE. It is expressly understood and agreed that the rights of termination and nonrenewal set forth in this
     Section 7 are absolute, and that the parties have considered the possibility of such termination or nonrenewal and the possibility of loss and damage resulting therefrom, in making expenditures pursuant to the performance of this Agreement. It is the express intent and agreement of the parties that neither shall be liable to the other for damages or otherwise solely by reason of the termination of this Agreement in accordance with Section 7.1 or 7.2 above. The parties expressly agree that the notice periods in this Agreement are reasonable under the contemplated circumstances.

8.   RISK ALLOCATION

8.1. Limitation of Liability. EXCEPT IN RESPECT OF THE PARTIES' RESPECTIVE OBLIGATIONS UNDER SECTION 6 (CONFIDENTIALITY) AND CLAIMS ARISING UNDER
     SECTION 8.3 OF THIS AGREEMENT (INDEMNIFICATION), IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY INCIDENTAL, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR SIMILAR DAMAGES

     OF ANY KIND (INCLUDING WITHOUT LIMITATION LOST PROFITS OR LOST REVENUES), WHETHER SUCH LIABILITY IS PREDICATED ON CONTRACT, STRICT LIABILITY, STATUTE, REGULATION, OR ANY OTHER THEORY. EACH PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR ANY DIRECT DAMAGES ARISING OUT OF OR RELATING TO ITS PERFORMANCE OR FAILURE TO PERFORM UNDER THIS AGREEMENT, PROVIDED THAT THE TOTAL LIABILITY OF EITHER PARTY TO THE OTHER PARTY FOR DIRECT DAMAGES SHALL, EXCEPT IN RESPECT OF THE PARTIES' RESPECTIVE OBLIGATIONS UNDER
     SECTION 6 (CONFIDENTIALITY) AND CLAIMS ARISING UNDER SECTION 8.3 OF THIS AGREEMENT (INDEMNIFICATION), BE LIMITED IN THE AGGREGATE TO THE AMOUNT PAID AND/OR PAYABLE BY ROWECOM TO OFFICE.COM UNDER THIS AGREEMENT AT THE TIME SUCH LIABILITY IS FINALLY DETERMINED OR FIVE HUNDRED THOUSAND DOLLARS ($500,000.00), WHICHEVER IS GREATER.

8.2. INJUNCTIVE RELIEF. The parties agree that the remedy at law for any breach of the provisions of Sections 3.4, 5, and/or 6 of this Agreement shall be inadequate and the non-breaching party shall be entitled to injunctive relief in addition to any other remedies that may be available to the non-breaching party.

8.3. INDEMNIFICATION.

     A. OBLIGATION. Subject to the provisions of Section 8.3(b), each party (each an "Indemnitor") hereby agrees to indemnify, defend and hold the other party and its affiliates, directors, officers, employees, contractors and agents (each an "Indemnitee") harmless from and against any third party claim, suit, demand, liability, loss or expense (including reasonable attorney fees) (collectively, "Losses") arising out of or relating to the Indemnitor's breach of its obligations, representations and warranties under this Agreement.

     B. PROCEDURE. To receive the benefit of the foregoing indemnities, the Indemnitee must promptly notify the Indemnitor in writing of a claim or suit and provide reasonable cooperation (at the Indemnitor's expense) and tender to the Indemnitor full authority to defend or settle the claim or suit, provided, that the Indemnitor may not settle
                                    --------
          such claim or suit without the consent of the Indemnitee, which consent shall not be unreasonably withheld. The Indemnitee shall have the right to participate at its own expense in the claim or suit and in selecting its own counsel therefor, provided that Indemnitee and Indemnitee's counsel shall reasonably cooperate with Indemnitor in defending such claim or suit. Neither party has any obligation to indemnify the other party in connection with any settlement made without the Indemnitor's written consent.

9.   MISCELLANEOUS

9.1. Independent Contractors. For all purposes of this Agreement, each party shall be and act as an independent contractor or and not as a partner, joint venturer, employee or agent of the other. No franchise is created hereby. Neither party shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of the other party or to bind the other party to any other contract, agreement or undertaking with any third party except as specifically provided for herein. The parties' use of the term "partner" or its equivalent is for marketing purposes only, and shall have no effect on the legal relationship between the parties hereto.

9.2. FORCE MAJEURE. Neither party shall be liable or responsible in any manner for failure or delay in performance of any obligation under this Agreement when such failure or delay is due to the result, in whole or in substantial part, to any cause beyond the reasonable control of the party whose performance is delayed or rendered impossible thereby if reasonable steps are taken to resolve the reason for such failure or delay and the reason for such failure or delay is promptly transmitted to the other party. If the delay exceeds ninety (90) days from the initial occurrence each party shall have the right to terminate this agreement upon thirty (30) days prior written notice to the other party.

9.3. ASSIGNMENT. This Agreement and the provisions hereof shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their successors and assigns. RoweCom may not assign, transfer, or sublicense its rights or obligations under this Agreement without prior written consent of Office.com. Notwithstanding the foregoing or any other provision of this agreement, (a) RoweCom shall have the right to assign this agreement and any rights hereunder, without Office.com's consent, (i) in connection with any merger, consolidation, any sale of all or substantially all of RoweCom's assets or any other transaction in which more than fifty percent (50%) of RoweCom's voting securities are transferred, or (ii) to any subsidiary or affiliate of RoweCom (provided that RoweCom shall provide written notice to Office.com identifying such subsidiary or affiliate); and (b) Office.com shall have the right to assign this agreement and any rights hereunder, without RoweCom's consent, (i) in connection with any merger, consolidation, any sale of all or substantially all of Office.com's assets or any other transaction in which more than fifty percent (50%) of Office.com's voting securities are transferred, or
     (ii) to any subsidiary or affiliate of Office.com (provided that Office.com shall provide written notice to RoweCom identifying such subsidiary or affiliate), or (iii) to the entity that either owns or manages the Office.com Site or its successors.

9.4. NOTICES. Any notices, waivers and other communications required or permitted hereunder shall be in writing and shall be deemed to be fully given when delivered by hand or dispatched (with reasonable evidence of receipt) by confirmed facsimile transmission, or the next business day after being dispatched by nationally-recognized overnight courier or mail service, addressed to the party to whom the notice is intended to be given at the following or such other address as either party may designate by like notice:

      RoweCom:

           RoweCom, Inc.
           725 Concord Ave.
           Cambridge, MA  02138
           Attention:  Louis Hernandez, Jr.
           Fax: 617-497-6825

      Office.com:                                Copy to:

           Office.com Inc.                       William C. Schneck, Esq.
           300 Park Avenue South, 15th Fl.       Office.com Inc.
           New York, NY 10010                    300 Park Avenue South, 15th Fl.
           Attention: Jeffrey S. Cutler          New York, NY 10010
           Fax:  212-995-7781                    Fax:  212-995-7781

9.5. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with substantive laws of the State of New York, without regard for any choice or conflict of law rule or principle that would result in the application of the substantive law of any other jurisdiction. Any dispute relating to or arising out of this Agreement shall be resolved by a federal or state court located in the County of New York in the City of New York, and each party hereby submits to the exclusive jurisdiction of such court and explicitly waives any venue and inconvenient forum objections thereto. The prevailing party shall be entitled to recover its costs and expenses (including reasonable attorneys' fees) from the other party.

9.6. SEVERABILITY. If any term or provision of this Agreement or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Agreement or the application of such term or provisions to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected, and each term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

9.7. NO THIRD-PARTY BENEFICIARIES. No person(s) not a party to this Agreement is an intended beneficiary of this Agreement, and no person(s) not a party to this Agreement shall have any right to enforce any term of this Agreement.

9.8. WAIVER. No provision of this Agreement shall be deemed to have been waived unless such waiver is in writing signed by the waiving party. No failure by any party to insist upon the strict performance of any provision of this Agreement, or to exercise any right to remedy consequent upon a breach thereof, shall constitute a waiver of any other provision of this Agreement or a waiver of such provision with respect to any subsequent breach, unless expressly provided in writing.

9.9. ENTIRE AGREEMENT. This Agreement contains the entire understanding between the parties relating to the subject matter hereof and supersedes all prior or contemporaneous oral or written agreements on the same subject matter.

9.10. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

9.11. FURTHER ASSURANCES. Each of the party's covenants and agrees that, subsequent to the execution and delivery of this Agreement and without any additional consideration, it will execute and deliver any further legal instruments and perform any acts which are or may become reasonably necessary to effectuate the purposes of this Agreement.

9.12. CAPTIONS. Titles and headings in this Agreement are for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

9.13. AMENDMENTS. This Agreement may be modified or amended only by a document duly executed on behalf of each Party.



                             SIGNATURE PAGE FOLLOWS

          IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representative as of the date first written above.


OFFICE.COM INC.                             ROWECOM INC.

By: ________________________________        By: ____________________________

Name:_______________________________        Name:___________________________

Title:______________________________        Title:__________________________

Partner Relations Manager:__________        Partner Relations Manager:______

                                    EXHIBIT A
                                    ---------


        KNOWLEDGE PRODUCTS PROVIDED BY ROWECOM AND SUBJECT TO EXCLUSIVITY


Subscriptions to serially published material in hard-copy format, such materials to include only print subscriptions, magazines and journals, but excluding research reports.

                                    EXHIBIT B
                                    ---------


                               ROWECOM TRADEMARKS



[ROWECOME LOGO APPEARS HERE]

                                    EXHIBIT C
                                    ---------


                              OFFICE.COM TRADEMARKS

OFFICE.COM - trade name and logo

[OFFICE.COM LOGO APPEARS HERE.]

                                   EXHIBIT D
                                   ---------


                           ROWECOM DIRECT COMPETITORS:

 .  Amazon.com
 .  Blackwell Ltd.
 .  The Electronic Newsstand, Inc.
 .  Ebsco Industries, Inc.
 .  FatBrain.com, Inc.
 .  NewSub Services, Inc.
 .  W.T. Cox
 .  Swets and Zeitlinger, Inc.
 .  Wholly-owned subsidiaries of each of the above

                         OFFICE.COM DIRECT COMPETITORS:
 .  DowJones.com
 .  Bcentral.com
 .  Allbusiness.com
 .  VerticalNet
 .  DigitalWork.com
 .  Bigstep.com
 .  Powerize.com
 .  Works.com
 .  OnVia.com
 .  Wholly-owned subsidiaries of each of the above

                                    EXHIBIT E
                                    ---------


  RoweCom shall be responsible for: (a) providing warranties for Knowledge Products offered or ordered through the RoweCom kStore equivalent to those it provides elsewhere and consistent with industry standards, and shall have sole responsibility for such warranties; (b) providing customer service and support for users of the RoweCom kStore equivalent to that RoweCom provides to its other customers and consistent with industry standards; (c) providing customers with clear customer service contact information on the RoweCom kStore; (d) responding to customer and Office.com inquiries regarding the RoweCom kStore, Knowledge Products, and customer purchases through the RoweCom kStore, with Office.com inquiries to be directed to the RoweCom Support Contact(s) set forth below; (e) informing Office.com in reasonable detail of the response to and resolution of any customer or Office.com inquiry within a reasonable time after its receipt; and (f) cooperating with Office.com in any further integration of RoweCom's customer support services with those of Office.com.



  Without limiting any other provision of this Agreement, RoweCom shall respect and maintain the privacy of Office.com Customers and potential Office.com Customers, and shall not disclose information to any third party regarding such customers without the express consent of such customers. RoweCom shall not make any use of customer information except as expressly provided herein, or "spam," send unsolicited email to, or direct market to such customers, without in each case the prior written approval of Office.com. Notwithstanding the foregoing, RoweCom may, without the prior written approval of Office.com, provide RoweCom's email update service to those Office.com Customers who have expressly elected to receive such email updates through the RoweCom kStore, provided that RoweCom shall use best efforts to direct any Office.com Customer or potential Office.com Customer in such email updates through the Office.com Site.



  RoweCom Support Contact(s) -
  --------------------------

     Name: Tricia Reynolds
     Phone: 617-497-5800
     Email: treynolds@rowe.com

                                    EXHIBIT F
                                    ---------

                     RoweCom Year 2000 Readiness Disclosure

RoweCom's overall systems and services are designed to be Year 2000 ready.

In 1998, RoweCom adopted a company-wide readiness program to:

     .    recognize and understand the Year 2000 requirements

     . proactively identify all potentially affected elements of its e-commerce solution

     .    plan the design and certification of in-house and third-party software

     . assess the readiness of our strategic partners (e.g. banks, publishers, etc.)

     .    test and qualify the readiness level of the final implementation

Since that time, approximately 20 RoweCom employees have been working on either a full-time or part-time basis on Year 2000 readiness issues. This effort encompasses all components of RoweCom's value chain, including catalog management, e-commerce/EDI back-end software, distribution, fulfillment, finance, and accounting.

ROWECOM HAS ASSESSED FOUR DIFFERENT AREAS SENSITIVE TO YEAR 2000:

IN-HOUSE INFORMATION TECHNOLOGY.

RoweCom has successfully tested and implemented a new application that handles all client operations, including order processing and report generation. Entirely developed and qualified by the Company's in-house engineering staff, this application was designed from the start to be Year 2000 ready. All RoweCom systems and servers have been checked for Year 2000 issues. Other services and software have been written to be Year 2000 ready.

THIRD PARTY INFORMATION TECHNOLOGY.

In its relationship with third-party technology vendors, RoweCom has tried to ensure that critical and non-critical software products used by all departments, including finance and accounting, are Year 2000 ready. As a major step towards readiness, RoweCom deployed a new release of the Navision accounting software in the first quarter of 1998.

THIRD PARTY OPERATIONS AND STANDARDS.

An Electronic Data Interchange transaction system, also known in the industry as "EDI," carries out RoweCom's transactions with publishers. This worldwide industry standard is currently used by a wide range of very large companies. RoweCom does not have any means to validate EDI Year 2000 readiness except through simulation testing and participation in an EDI standard body. Because of the large number of EDI solutions in the e-commerce world, the company believes that the EDI system and the credit card processing system it currently uses are Year 2000 ready. Testing based on credit card expiration dates with years of 2000 and later have not resulted in any Year 2000 errors.

As a RoweCom strategic partner, Banc One participates in RoweCom's integrated Automated Clearing House (ACH) transaction system. As a member of the Federal Reserve System, Banc One, is subject to the stringent Year 2000 readiness requirements mandated by this system.

PUBLISHERS.

RoweCom has already processed numerous subscription orders that expire in the next millennium and has experienced no difficulty with these processes so far. The company is currently assessing the Year 2000 readiness of the publishers from whom it purchases magazines, journals, newspapers and books. RoweCom's catalog will include only Year 2000 ready entries. RoweCom cannot, however, specifically qualify the date change impact on the multitude of production systems used by the more than 15,000 publishers from whom it purchases materials.

CONTINGENCY PLANS.

RoweCom believes that its services and systems will not experience any material disruptions as the result of Year 2000 problems. In addition to the above actions, RoweCom has developed formal contingency plans for all its business-critical applications (excluding worldwide industry standards such as EDI and ACH).

This is a "Year 2000 Readiness Disclosure" as defined in the Year 2000 Information and Readiness Disclosure Act, and is subject to the terms of that act. It is for information purposes only, and not as a form of representation,

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warranty, or guarantee of any kind. If you are a RoweCom customer, please refer to your contract with RoweCom for a complete and exclusive statement of your rights. (Please also recognize that many of our Y2K-related efforts are dependent on third parties who are effectively beyond our control.)

If you have any questions on RoweCom's Year 2000 readiness program, send an e-mail at year2000@rowe.com or contact your National Account Manager.
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